UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd

Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4100

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 7.01.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act, unless expressly stated otherwise.

Item 8.01	Other Events.

Members of management for OPKO Health, Inc. (the “Company”), a Delaware corporation, prepared a slide deck to be presented at the 2017 Wells Fargo Healthcare Conference in Boston on September 7, 2017. Due to the possible effects of Hurricane Irma on South Florida, the Company’s management will no longer be presenting at the conference and is instead filing an updated management presentation with this Form 8-K. The Company’s management intends to use a similar presentation at the Cantor Fitzgerald Global Healthcare Conference on Monday, September 25, 2017, the Ladenburg Thalmann 2017 Healthcare Conference on Tuesday, September 26, 2017, and the 10th Annual Barrington Fall Investment Conference on Wednesday, September 27, 2017.

A copy of the Company’s updated corporate presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The corporate presentation is also available on the OPKO website at www.opko.com under Investor Relations. The information contained on OPKO’s website shall not be deemed part of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Presentation of OPKO Health, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date: September 7, 2017	By	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Corporate Presentation of OPKO Health, Inc.